As filed with the Securities and Exchange Commission on April 14, 1997.
                                                 Registration No. 333-24637

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549
                            ________________
                             AMENDMENT NO. 1
                                   TO
                                FORM S-3
                         REGISTRATION STATEMENT
                                 Under
                       THE SECURITIES ACT OF 1933
                            ________________

                         CAMDEN PROPERTY TRUST
         (Exact name of registrant as specified in its charter)

             Texas                                          76-6088377
 (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                  3200 Southwest Freeway, Suite 1500
                         Houston, Texas 77027
                            (713) 964-3555
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)
                            ________________
                            Richard J. Campo
                  Chairman and Chief Executive Officer
                          Camden Property Trust
                   3200 Southwest Freeway, Suite 1500
                          Houston, Texas 77027
                             (713) 964-3555
           (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
                            ________________
                               Copies to:

                            Bryan L. Goolsby
                  Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                      2200 Ross Avenue, Suite 900
                           Dallas, Texas 75201
                             (214) 220-4800
                           FAX: (214) 220-4899
                            ________________

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

   If the only securities being registered on this form are being offered


pursuant to divided or interest reinvestment plans, please check the following box. |_|

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.   |_|

    If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.   |_|

                              ------------------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS DATED APRIL 14, 1997

PROSPECTUS

                          CAMDEN PROPERTY TRUST
                               $500,000,000
                    Debt Securities, Preferred Shares,
                  Common Shares and Securities Warrants

     Camden Property Trust, a Texas real estate investment trust (the "Company"), may from time to time offer and sell in one or more series (i) its unsecured senior debt securities (the "Debt Securities"); (ii) its preferred shares of beneficial interest, par value $0.01 per share (the"Preferred Shares"); (iii) its common shares of beneficial interest, par value $0.01 per share (the "Common Shares"); or (iv) warrants to purchase Common Shares (the "Common Shares Warrants"), warrants to purchase Debt Securities (the "Debt Securities Warrants") and warrants to purchase preferred Shares (the "Preferred Shares Warrants"), with an aggregate public offering price of up to $500,000,000 (or its equivalent in any other currency or composite currency based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined by market conditions at the time of offering. The Common Shares Warrants, the Debt Securities Warrants and the Preferred Shares Warrants shall be referred to herein collectively as the "Securities Warrants." The Debt Securities, Preferred Shares, Common Shares and Securities Warrants (collectively, the "Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms to be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement").

     With respect to the Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Company or repayment at the option of the Holder, any sinking fund provisions and any conversion provisions will be set forth in the applicable Prospectus Supplement. The terms of the Preferred Shares, including the specific designation and stated value per share, any dividend, liquidation, redemption, conversion, voting and other rights, and all other specific terms of the Preferred Shares will be set forth in the applicable Prospectus Supplement. In the case of Common Shares, the specific number of shares and issuance price per share will be set forth in the applicable Prospectus Supplement. In the case of the Securities Warrants, the duration, offering price, exercise price and detachability, if applicable, will be set forth in the applicable prospectus Supplement. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust (a "REIT") for united States federal income tax purposes. The applicable Prospectus supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such prospectus Supplement.

     The Securities may be offered directly by the Company, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
HAS
     THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                         IS A CRIMINAL OFFENSE.
                          ____________________

   THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON
OR
       ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION
                       TO THE CONTRARY IS UNLAWFUL.
                          ____________________

     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
                          ____________________

         The date of this Prospectus is ___________, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR
AMENDMENT.  A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED
WITH THE
SECURITIES AND EXCHANGE COMMISSION.  THESE SECURITIES MAY NOT BE
SOLD NOR
MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION
STATEMENT
BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO
SELL
OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF
THESE
SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE
WOULD BE
UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE
SECURITIES LAWS
OF ANY SUCH STATE.

                      AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the"Commission"), a Registration Statement on Form S-3 (the "Registration statement") under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder, with respect to the Securities offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Securities, reference is made to the Registration Statement and such exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document which is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

     The Company is subject to the informational requirements of the securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information and the Registration Statement and exhibits and schedules thereto filed by the Company with the Commission can be inspected and copied at the Public Reference Section maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site at (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information can also be inspected at the offices of the New York Stock Exchange (the "NYSE"), 20 Broad Street, New York, New York 10005.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 1-12110) are incorporated by reference herein and shall be deemed to be a part hereof:

     (a)  Annual Report on Form 10-K for the year ended December 31, 1996;
          and

     (b) The description of the Common Shares contained in the Company's Registration Statement on Form 8-A.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document or in an accompanying prospectus supplement, if any, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying prospectus supplement.

     UPON WRITTEN OR ORAL REQUEST OF ANY PERSON TO WHOM A PROSPECTUS
IS
DELIVERED, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF THE DOCUMENTS WHICH HAVE BEEN INCORPORATED BY REFERENCE (OTHER THAN EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN
ANY SUCH DOCUMENT) IN THIS PROSPECTUS.  REQUESTS FOR SUCH DOCUMENTS
SHOULD
BE DIRECTED TO G. STEVEN DAWSON, SR. VICE PRESIDENT - FINANCE AND CHIEF FINANCIAL OFFICER, CAMDEN PROPERTY TRUST, 3200 SOUTHWEST FREEWAY,
SUITE
1500, HOUSTON, TEXAS 77027, TELEPHONE NUMBER (713) 964-3555.

                               THE COMPANY

     Camden Property Trust is a self-administered and self-managed real estate investment trust (a "REIT") formed pursuant to the Texas Real Estate Investment Trust Act, as amended (the "Texas REIT Act"). Unless the context otherwise requires, all references herein to the "Company" shall mean Camden Property Trust and its subsidiaries, and "Centeq" shall mean Centeq Investments, Inc. and its predecessors and related affiliates, partnerships and companies. As of December 31, 1996, the Company owned and operated 48 multifamily properties (the "Operating Properties") containing 17,611 units located in Houston, Dallas/Fort Worth, Austin, Corpus Christi, El Paso, Phoenix and Tucson. The Operating Properties had a weighted average occupancy rate of 94.0% for the year ended December 31, 1996. The Company also had five multifamily properties under development in Houston, Dallas and Phoenix (the "Development Properties") which will, when completed, add 1,778 units to its portfolio, and has one site in Denver which it intends to develop. The Company is vertically integrated, with operations that encompass multifamily property acquisition, development, construction services, management, marketing, finance, leasing, brokerage and asset management.

     The Company was formed in 1993 to continue the multifamily property acquisition, development, management and marketing operations and related business objectives and strategies of Centeq (the "Multifamily operations"). Upon completion of the Company's initial public offering in July 1993 and the concurrent completion of the transactions involved in the formation of the Company (the "Formation Transactions"), the Company succeeded to the Multifamily Operations of Centeq and owned and operated 20 properties located in the Houston, Dallas and Austin metropolitan areas containing 7,054 units and owned contracts to purchase two development properties. The predecessors of Centeq were formed in 1982 by Richard J. Campo, the Company's Chairman of the Board of Trust Managers and Chief Executive Officer, and D. Keith Oden, the Company's President and Chief Operating Officer, to provide real estate services to owners and financial institutions. Centeq was involved in the acquisition, development, management and marketing of approximately 28 multifamily properties containing 8,564 units in certain major Texas and other markets and the development, marketing and management of a number of other types of properties, including office facilities, high-rise condominiums and
research facilities.   The Company is operated under the direction of
Messrs. Campo and Oden and a management team consisting of substantially all of the former personnel of Centeq.

     On December 16, 1996, the Company entered into an Agreement and Plan of Merger with Paragon Group, Inc., a Maryland corporation ("Paragon"). Pursuant to the Agreement and Plan of Merger, Paragon would merge with and into a wholly-owned subsidiary of the Company and each share of common stock, par value $.01 per share, of Paragon would be converted into the right to receive 0.64 common shares of the Company subject to adjustment in certain limited circumstances. The consummation of the transaction is subject to certain conditions, including shareholder approval. Both parties have scheduled shareholder meetings to be held on April 15, 1997 for purposes of voting on the proposed merger.

     Paragon is a fully integrated REIT headquartered in Dallas, Texas whose business is the operation, development and acquisition of multifamily residential communities in the Southwest, Midwest, North Carolina and Florida. Paragon is a self-administered and self-managed REIT that, as of December 31, 1996, owned (either directly or through interests in other entities) interests in 57 multifamily residential communities totalling 15,954 apartment units (the "Paragon Residential Properties") located in six states, with three additional multifamily communities, totaling 856 residential units, under construction. Paragon also has indirect minority ownership interests in three commercial properties, including a 20% interest in a 401,625 square foot office building. In addition, as of December 31, 1996, Paragon, through Paragon Residential Services, Inc., managed 77 multifamily residential communities (including the Paragon Residential Properties) located across the United States, containing approximately 21,696 apartment units. Subsequent to December 31, 1996, three of Paragon's properties were sold and one of Paragon's construction properties was completed.

     The Company elected to be taxed as a REIT for federal income tax purposes for its taxable year ended December 31, 1996, and expects to continue to elect such status. Although the Company believes that it was organized and has been operating in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), no assurance can be given that the Company will continue to qualify as a REIT. Qualification as a REIT involves application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. If in any taxable year the Company would fail to qualify as a REIT, the Company would not be allowed a deduction for distributions to shareholders for computing taxable income and would be subject to federal taxation at regular corporate rates.
Unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, the Company's ability to make distributions to its shareholders would be adversely affected.

     To ensure that the Company qualifies as a REIT, transfer of the Common Shares or Preferred Shares is subject to certain restrictions and ownership of the outstanding Shares (as defined in the Company's Amended and Restated Declaration of Trust (the "Declaration of Trust")) by any single person is limited to 9.8% of the total number of outstanding Shares, subject to certain exceptions. As provided in the Declaration of Trust, any purported transfer in violation of the above-described ownership limitations shall be void.

     The Common Shares of the Company are listed on the NYSE under the symbol "CPT." On February 5, 1997, the Company announced an anticipated dividend increase from $1.90 per share to $1.96 for 1997. On March 17, 1997, the Company declared its quarterly dividend ($0.49 per Common Share) for the first quarter of 1997. The dividend is payable on April 17, 1997 to shareholders of record as of March 31, 1997. The Company intends to continue making regular quarterly distributions to its shareholders. Distributions depend upon a variety of factors, and there can be no assurance that distributions will be made.

     The Company's principal executive offices are located at 3200 Southwest Freeway, Suite 1500, Houston, Texas 77027 and its telephone number is (713) 964-3555.

                         USE OF PROCEEDS

     Unless otherwise described in the Prospectus Supplement which accompanies this Prospectus, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, which may include the acquisition and development of multifamily properties as suitable opportunities arise, the improvement of certain properties in the Company's portfolio and the repayment of certain then-outstanding secured or unsecured indebtedness. Pending use for the foregoing purposes, such proceeds may be invested in short-term, interest-bearing time or demand deposits with financial institutions, cash items or qualified government securities.

                   DESCRIPTION OF COMMON SHARES

     The Declaration of Trust of the Company provides that the Company may issue up to 110,000,000 shares of beneficial interest, par value $0.01 per share, consisting of 100,000,000 Common Shares and 10,000,000 Preferred Shares. At December 31, 1996, 16,521,366 Common Shares were issued and outstanding and no Preferred Shares were issued and outstanding.

     The following description of the Common Shares sets forth certain general terms and provisions of the Common Shares to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that Common Shares will be issuable upon conversion of Debt Securities or Preferred Shares of the Company or upon the exercise of the Common Shares Warrants issued by the Company. The statements below describing the Common Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Declaration of Trust and Amended and Restated Bylaws.

General

     Subject to the provisions of the Declaration of Trust regarding Excess Securities (as defined therein), holders of Common Shares are entitled to such dividends, in cash, property or shares of beneficial interest, as may be declared from time to time by the Board of Trust Managers. The Company is prohibited from declaring or paying any dividend when the Company is unable to pay its debts as they become due in the usual course of business or when the payment of such dividend would result in the Company becoming unable to pay its debts as they become due in the usual course of business. Payment and declaration of dividends on the Common Shares and purchases of shares thereof by the Company will be subject to certain restrictions if the Company fails to pay dividends on the Preferred Shares. See "Description of Preferred Shares." In the event of any liquidation, dissolution or winding-up of the affairs of the Company, holders of Common Shares will be entitled to share equally and ratably in the assets of the Company remaining after provision for liabilities to creditors and payment of liquidation preferences to holders of Preferred Shares or senior Debt Securities and subject to the provisions of the Declaration of Trust regarding Excess Securities. Each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election or removal of Trust Managers, amendments to the Declaration of Trust, proposals to terminate, reorganize, merge or consolidate the Company or to sell or dispose of substantially all of the Company's property and with respect to certain business combinations. There is no cumulative voting in the election of Trust Managers. The Company will have perpetual existence unless and until dissolved and terminated. Upon receipt by the Company of lawful payment therefor, the Common Shares will, when issued, be fully paid and nonassessable, and will not be subject to redemption except (as described in the Declaration of Trust) as necessary to preserve the Company's status as a REIT. A shareholder of the Company has no preemptive rights to subscribe for additional Common Shares or other securities of the Company except as may be granted by the Board of Trust Managers.

Restrictions on Ownership

     For the Company to qualify as a REIT under the Code, not more than 50%in value of its outstanding Shares may be owned directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and such Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year.

     Because the Board of Trust Managers believes it is essential for the Company to continue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the total outstanding Shares. The Trust Managers are not permitted to waive the Ownership Limit. Any transfer of Shares that would: (i) create a direct or indirect ownership of Shares in excess of the Ownership Limit; (ii) result in the Shares being owned by fewer than 100 persons; (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code; or (iv) result in the disqualification of the Company as a REIT, shall be null and void, and the intended transferee will acquire no rights in the Shares, except as provided in the Declaration of Trust regarding Excess Securities.

     The Company's Declaration of Trust provides that Shares owned, or deemed to be owned, or transferred to a shareholder in excess of the Ownership Limit will automatically be deemed to be Excess Securities and as such will be deemed to have been transferred to the Company as trustee of a trust for the exclusive benefit of the transferees to whom such Shares may ultimately be transferred without violating the Ownership Limit. For purposes of such Ownership Limit, convertible securities will be treated as if such securities had been converted in calculating the Ownership Limit. While the Excess Securities are held in trust, they will not be entitled to vote (except as required by law), and they will not be entitled to participate in dividends or other distributions. Any dividend or distribution paid to a proposed transferee of Excess Securities prior to the discovery by the Company that Shares have been transferred in violation of the provisions of the Company's Declaration of Trust shall be repaid to the Company upon demand. The original transferee-shareholder may, at any time the Excess Securities are held by the Company in trust, transfer the interest in the trust representing the Excess Securities to any individual whose ownership of the Shares that have been deemed to be Excess Securities would be permitted under the Ownership Limit, at a price not in excess of the price paid by the original transferee-shareholder for the Shares that were exchanged into Excess Securities. Immediately upon the transfer to the permitted transferee, the Excess Securities will automatically be deemed to be Shares of the class from which they were converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee-shareholder of any Excess Securities may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring the Excess Securities and to hold the Excess Securities on behalf of the Company.

     In addition to the foregoing transfer restrictions, the Company will have the right, for a period of 90 days during the time any Excess Securities are held by the Company in trust, to purchase all or any portion of the Excess Securities from the original transferee-shareholder at the lesser of the price paid for the Shares by the original transferee-shareholder and the market price (as determined in the manner set forth in the Declaration of Trust) of the Shares on the date the Company exercises its option to purchase. The 90-day period begins on the later of the date of the violative transfer or date the Board of Trust Managers determines that a violative transfer has been made.

     All certificates representing the Common Shares will bear a legend referring to the restrictions described above.

     Each shareholder shall upon demand be required to disclose to the Company in writing any information with respect to the direct, indirect and constructive ownership of beneficial interests as the Board of Trust Managers deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     The Ownership Limit may have the effect of precluding acquisition of control of the Company unless the Board of Trust Managers and the shareholders determine that maintenance of REIT status is no longer in the best interest of the Company.

Shareholder Liability

     The Declaration of Trust provides that no shareholder shall be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by the Company or the Board of Trust Managers. A shareholder shall be under no obligation to the Company or to its creditors with respect to such Shares other than the obligation to pay to the Company the full amount of the consideration for which such Shares were issued or to be issued. By statute, the State of Texas provides limited liability for shareholders of a REIT organized under the Texas REIT Act.

Transfer Agent and Registrar

     American Stock Transfer & Trust Company or its successor is the transfer agent and registrar for the Common Shares.

                 DESCRIPTION OF PREFERRED SHARES

     The following description of the terms of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which any Prospectus Supplement may relate. Certain other terms of any series of the Preferred Shares offered by any Prospectus Supplement will be described in such Prospectus Supplement. The description of certain provisions of the Preferred Shares set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Declaration of Trust and the Board of Trust Managers' resolution or resolutions relating to each series of the Preferred Shares which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Preferred Shares.

General

     The Company is authorized to issue 10,000,000 preferred shares of beneficial interest, par value $0.01 per share, of which no Preferred Shares were outstanding at December 31, 1996.

     Under the Company's Declaration of Trust, the Board of Trust Managers, without further shareholder approval, may from time to time establish and issue Preferred Shares in one or more series with such designations, powers, preferences or rights of the shares of such series and the qualifications, limitations or restrictions thereon.

     The Preferred Shares shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a Prospectus Supplement relating to a particular series of the Preferred Shares. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Shares offered thereby for specific terms, including: (i) the designation and stated value per share of such Preferred Shares and the number of shares offered; (ii) the amount of liquidation preference per share; (iii) the initial public offering price at which such Preferred Shares will be issued; (iv) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any; (v) any redemption or sinking fund provisions; (vi) any conversion right; and (vii) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions not in conflict with the Declaration of Trust or the Texas REIT Act. The Preferred Shares will, when issued for lawful consideration therefor, be fully paid and nonassessable and will have no preemptive rights.

Rank

     Unless otherwise specified in the Prospectus Supplement, the Preferred Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Shares and to all equity securities ranking junior to such Preferred Shares; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Shares. The rights of the holders of each series of the Preferred Shares will be subordinate to those of the Company's general creditors.

Dividends

     Holders of each series of Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trust Managers of the Company, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. Each such dividend shall be payable to holders of record as they appear on the share transfer books of the Company on such record dates as shall be fixed by the Board of Trust Managers of the Company, as specified in the Prospectus Supplement relating to such series of Preferred Shares.

     Dividends on any series of the Preferred Shares may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Trust Managers of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are noncumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date. Dividends on shares of each series of Preferred Shares for which dividends are cumulative will accrue from the date on which the Company initially issues shares of such series.

     So long as any series of the Preferred Shares shall be outstanding, unless (i) full dividends (including if such dividends are cumulative, dividends for prior dividend periods) shall have been paid or declared and set apart for payment on all outstanding Preferred Shares of such series and all other classes and series of Preferred Shares of the Company (other than Junior Shares, as defined below); and (ii) the repurchase or other mandatory retirement of, or with respect to any sinking or other analogous fund for, any shares of Preferred Shares of such series or any other Preferred Shares of the Company of any class or series (other than Junior Shares), the Company may not declare any dividends on any Common Shares of the Company or any other shares of the Company ranking as to dividends or distributions of assets junior to such series of Preferred Shares (the Common Shares and any such other shares being herein referred to as "Junior Shares"), or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any Junior Shares or make any distribution in respect thereof, whether in cash or property or in obligations or shares of the Company, other than Junior Shares which are neither convertible into, nor exchangeable or exercisable for, any securities of the Company other than Junior Shares.

     Any dividend payment made on a series of Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable. No interest, or sum of money in lieu of interest, shall be payable in respect to any dividend payment or payments on Preferred Shares of such series which may be in arrears.

Redemption

     A series of Preferred Shares may be redeemable, in whole or from time to time in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series. Shares of the Preferred Shares redeemed by the Company will be restored to the status of authorized but unissued Preferred Shares of the Company.

     The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of shares of such Preferred Shares that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of shares of beneficial interest of the Company, the terms of such Preferred Shares may provide that, if no such shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into shares of the applicable shares of beneficial interest of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     So long as any dividends on shares of any series of the Preferred Shares or any other series of Preferred Shares of the Company ranking on a parity as to dividends and distribution of assets with such series of the Preferred Shares are in arrears, no shares of any such series of the Preferred Shares or such other series of Preferred Shares of the Company will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and the Company will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the purchase or acquisition of such shares to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

     In the event that fewer than all of the outstanding shares of a series of the Preferred Shares are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by the Company or by any other method as may be determined by the Company in its sole discretion to be equitable. From and after the redemption date (unless default shall be made by the Company in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends shall cease to accumulate on the Preferred Shares called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) shall cease.

Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Junior Shares, the holders of each series of Preferred Shares shall be entitled to receive out of assets of the Company legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest of the Company ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of the Company shall be distributed among the holders of Junior Shares, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

     Except as indicated below or in a Prospectus Supplement relating to a particular series of the Preferred Shares, or except as required by applicable law, holders of the Preferred Shares will not be entitled to vote for any purpose.

     So long as any series of Preferred Shares remain outstanding, the consent or the affirmative vote of the holders of at least 66-2/3% of the votes entitled to be cast with respect to the then outstanding shares of such series of the Preferred Shares together with any Other Preferred Shares (as defined below), voting as one class, either expressed in writing or at a meeting called for that purpose, will be necessary (i) to permit, effect or validate the authorization, or any increase in the authorized amount, of any class or series of shares of the Company ranking prior to the Preferred Shares of such series as to dividends, voting or upon distribution of assets; and (ii) to repeal, amend or otherwise change any of the provisions applicable to the Preferred Shares of such series in any manner which adversely affects the powers, preferences, voting power or other rights or privileges of such series of the Preferred Shares. In case any series of the Preferred Shares would be so affected by any such action referred to in clause (ii) above in a different manner than one or more series of the Other Preferred Shares which will be similarly affected, the holders of the Preferred Shares of such series, together with any series of the Other Preferred Shares which will be similarly affected, will be entitled to vote as a class, and the Company will not take such action without the consent or affirmative vote, as above provided, of at least 66-2/3% of the total number of votes entitled to be cast with respect to each such series of the Preferred Shares and the Other Preferred Shares, then outstanding, in lieu of the consent or affirmative vote herein above otherwise required.

     With respect to any matter as to which the Preferred Shares of any series is entitled to vote, holders of the Preferred Shares of such series and any other series of Preferred Shares of the Company ranking on a parity with such series of the Preferred Shares as to dividends and distributions of assets and which by its terms provides for similar voting rights (the "Other Preferred Shares") will be entitled to cast the number of votes set forth in the Prospectus Supplement with respect to that series of Preferred Shares. As a result of the provisions described in the preceding paragraph requiring the holders of shares of a series of the Preferred Shares to vote together as a class with the holders of shares of one or more series of Other Preferred Shares, it is possible that the holders of such shares of Other Preferred Shares could approve action that would adversely affect such series of Preferred Shares, including the creation of a class of shares of beneficial interest ranking prior to such series of Preferred Shares as to dividends, voting or distributions of assets.

Conversion Rights

     The terms and conditions, if any, upon which shares of any series of Preferred Shares are convertible into Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Shares into which the Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion.

Restrictions on Ownership

     See "Description of Common Shares--Restrictions on Ownership" for a discussion of the restrictions on shares of beneficial interest ownership necessary for the Company to qualify as a REIT under the Code.

Shareholder Liability

     See "Description of Common Shares--Shareholder Liability" for a discussion of limitations on shareholder liability under the Declaration of Trust and the Texas REIT Act.

Transfer Agent and Registrar

     Unless otherwise indicated in a Prospectus Supplement relating thereto, American Stock Transfer & Trust Company will be the transfer agent and registrar for shares of each series of the Preferred Shares.

                DESCRIPTION OF SECURITIES WARRANTS

     The Company may issue Securities Warrants (which may include subscription rights distributed to the Company's shareholders) for the purchase of Debt Securities, Preferred Shares or Common Shares. Securities Warrants may be issued independently or together with any other Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Securities Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Securities Warrants. The following summaries of certain provisions of the Warrant Agreement and the Securities Warrant certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Securities Warrant certificates relating to each series of Securities Warrants which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Securities Warrants.

     If Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including, in the case of Securities Warrants for the purchase of Debt Securities, the following where applicable: (i) the offering price; (ii) the denominations and terms of the series of Debt Securities purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of any series of Debt Securities with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with such Debt Securities; (iv) the date, if any, on and after which such Securities Warrants and the related series of Debt Securities will be transferable separately; (v) the principal amount of the series of Debt Securities purchasable upon exercise of each such Securities Warrant and the price at which such principal amount of Debt Securities of such series may be purchased upon such exercise; (vi) the date on which the right to exercise such Securities Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (vii) whether the Securities Warrants will be issued in registered or bearer form; (viii) any special United States federal income tax consequences; (ix) the terms, if any, on which the Company may accelerate the date by which the Securities Warrants must be exercised; and (x) any other material terms of such Securities Warrants.

     In the case of Securities Warrants for the purchase of Preferred Shares or Common Shares, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following where applicable: (i) the offering price; (ii) the aggregate number of shares purchasable upon exercise of such Securities Warrants, the exercise price, and in the case of Securities Warrants for Preferred Shares, the designation, aggregate number and terms of the series of Preferred Shares purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of any series of Preferred Shares with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with such Preferred Shares; (iv) the date, if any, on and after which such Securities Warrants and the related series of Preferred Shares or Common Shares will be transferable separately; (v) the date on which the right to exercise such Securities Warrants shall commence and the Expiration Date; (vi) any special United States federal income tax consequences; and (vii) any other material terms of such Securities Warrants.

     Securities Warrant certificates may be exchanged for new Securities Warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Securities Warrant to purchase Debt Securities, holders of such Securities Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal, premium, if any, or interest, if any, on such Debt Securities or to enforce covenants in the applicable indenture. Prior to the exercise of any Securities Warrants to purchase Preferred Shares or Common Shares, holders of such Securities Warrants will not have any rights of holders of such Preferred Shares or Common Shares, including the right to receive payments of dividends, if any, on such Preferred Shares or Common Shares, or to exercise any applicable right to vote.

Exercise of Securities Warrants

     Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of shares of Preferred Shares or Common Shares, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void.

     Securities Warrants may be exercised by delivering to the Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities, Preferred Shares or Common Shares, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the Securities Warrant certificate. Securities Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five (5) business days, of the Securities Warrant certificate evidencing such Securities Warrants. Upon receipt of such payment and the Securities Warrant certificate properly completed and duly executed at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities, Preferred Shares or Common Shares, as the case may be, purchasable upon such exercise. If fewer than all of the Securities Warrants represented by such Securities Warrant certificate are exercised, a new Securities Warrant certificate will be issued for the remaining amount of Securities Warrants.

Amendments and Supplements to Warrant Agreement

     The Warrant Agreements may be amended or supplemented without the consent of the holders of the Securities Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Securities Warrants and that do not adversely affect the interests of the holders of the Securities Warrants.

Adjustments

     Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Shares covered by, a Common Shares Warrant are subject to adjustment in certain events, including (i) payment of a dividend on the Common Shares payable in shares of beneficial interest and share splits, combinations or reclassification of the Common Shares; (ii) issuance to all holders of Common Shares of rights or warrants to subscribe for or purchase shares of Common Shares at less than their current market price (as defined in the Warrant Agreement for such series of Common Shares Warrants); and (iii) certain distributions of evidences of indebtedness or assets (including securities but excluding cash dividends or distributions paid out of consolidated earnings or retained earnings or dividends payable in Common Shares) or of subscription rights and warrants (excluding those referred to above).

     No adjustment in the exercise price of, and the number of Common Shares covered by, a Common Shares Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from consolidated earnings or retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect. Except as stated above, the exercise price of, and the number of Common Shares covered by, a Common Shares Warrant will not be adjusted for the issuance of (i) Common Shares, (ii) any securities convertible into or exchangeable for Common Shares, or (iii) any securities carrying the right or option to purchase or otherwise acquire Common Shares, in exchange for cash, other property or services.

     In the event of any (i) consolidation or merger of the Company with or into any entity (other than a consolidation or a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Shares); (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company; or (iii) reclassification, capital reorganization or change of the Common Shares (other than solely a change in par value or from par value to no par value), then any holder of a Common Shares Warrant will be entitled, on or after the occurrence of any such event, to receive on exercise of such Common Shares Warrant the kind and amount of shares of beneficial interest or other securities, cash or other property (or any combination thereof) that the holder would have received had such holder exercised such holder's Common Shares Warrant immediately prior to the occurrence of such event.
If the consideration to be received upon exercise of the Common Shares Warrant following any such event consists of common shares of the surviving entity, then from and after the occurrence of such event, the exercise price of such Common Shares Warrant will be subject to the same anti-dilution and other adjustments described in the second preceding paragraph, applied as if such common shares were Common Shares.

                  DESCRIPTION OF DEBT SECURITIES

     Unless otherwise stated in the applicable Prospectus Supplement, the Debt Securities are to be issued under an Indenture, dated as of February 15, 1996, as amended or supplemented from time to time (the "Indenture"), between the Company and U.S. Trust Company of Texas, N.A., as trustee. The term "Trustee" as used herein shall refer to U.S. Trust Company of Texas, N.A. or such other bank or trust company as the Company may appoint as trustee pursuant to the terms of the Indenture. The form of the Indenture executed by the Company is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"), and may be amended or supplemented from time to time. The statements made hereunder relating to the Indenture and the Debt Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such Debt Securities. All section references appearing herein are to sections of the Indenture, and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

General

     The Debt Securities will be direct, unsecured and unsubordinated obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Trust Managers of the Company or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section 301).

     The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities.
Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 609). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee (Section 610), and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture.

     Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

      1. the title of such Debt Securities;

      2. the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

      3. the date or dates, or the method for determining such date or dates, on which the principal (and premium or Make-Whole Amount, if any) of such Debt Securities will be payable;

      4. the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

      5. the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates, or the method by which such dates shall be determined, the Person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

      6. the place or places where the principal of (and premium or Make-Whole Amount, if any) and interest (including all Additional Amounts), if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for conversion or registration of transfer or exchange, and where notices or demands to or upon the Company in respect of such Debt Securities and the Indenture may be served;

      7. the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Company, if the Company is to have such an option;

      8. the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

      9. the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities which is convertible into Common Shares, Preferred Shares or Debt Securities of another series, or the method by which any such portion shall be determined;

     10. if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

     11. whether the amount of payments of principal of (and premium or Make-Whole Amount, if any, including any amount due upon redemption, if any) or interest and Additional Amounts, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

     12. any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default or covenants set forth in the Indenture;

     13. whether such Debt Securities will be issued in certificated or book-entry form;

     14. whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

     15. the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Indenture;

     16. if such Debt Securities are to be issued upon the exercise of Debt Securities Warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

     17. the terms, if any, upon which Debt Securities may be convertible into Common Shares, Preferred Shares or Debt Securities of another series of the Company and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

     18. if convertible, in connection with the preservation of the Company's status as a REIT, any applicable limitations on the ownership or transferability of the Common Shares, Preferred Shares or other capital shares of the Company into which such Debt Securities are convertible;

     19. whether and under what circumstances the Company will pay Additional Amounts as contemplated in the Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment; and

     20. any other terms of such Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

     If so provided in the applicable Prospectus Supplement, the Debt Securities may be issued at a discount below their principal amount and may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof or bear no interest or bear interest at a rate which at the time of issuance is below market rates ("Original Issue Discount Securities"). Special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Except as set forth in a supplemental indenture made applicable to the Debt Securities, and as further described in an applicable Prospectus Supplement, the Indenture does not contain any other provisions that would limit the ability of the Company to incur indebtedness or that would afford Holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control. However, restrictions on ownership and transfers of the Company's Common Shares and Preferred Shares are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Common Shares" and "Description of Preferred Shares." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest, Registration and Transfer

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof (Section 302).

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium or Make-Whole Amount, if any) and interest or Additional Amounts, if any on any series of Debt Securities will be payable at the corporate trust office of the Trustee, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer of funds to such Person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

     Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305).
If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002).

     Neither the Company nor the Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section 305).

Merger, Consolidation or Sale

     The Company, without the consent of the Holders of any of the Debt Securities, may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation or trust or entity, provided that (a) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium or Make-Whole Amount, if any) and interest (including Additional Amounts, if any) on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officers' certificate and legal opinion covering such conditions shall be delivered to the Trustee (Sections 801 and 803).

Certain Covenants

     Existence. Except as permitted under "Merger, Consolidation or Sale,"the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities (Section 1004).

     Maintenance of Properties. The Company will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing for value its properties in the ordinary course of business (Section 1005).

     Insurance. The Company will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage in accordance with industry practices and with insurers of recognized responsibility and of suitable financial stability (Section 1006).

     Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent,(i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary; and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1007).

     Provision of Financial Information. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such
Section 13 or 15(d) (the "Financial Statements") if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections; and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1008).

Events of Default, Notice and Waiver

     The Indenture provides that the following events are "Events of Default" with respect to a series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest or Additional Amount payable on any Debt Security of such series when due and payable; (b) default in the payment of the principal of (or premium or Make-Whole Amount, if any) any Debt Security of such series when due and payable; (c) default in the performance, or breach, of any covenant of the Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities other than such series), which continues for 60 days after written notice as provided in the Indenture; (d) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor) having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be incurred or created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after written notice to the Company as provided in the Indenture; (e) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any of its Subsidiaries in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 for a period of 30 consecutive days; or (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary or for all or substantially all of either of its property (Section 501).

     If an Event of Default under the Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Company shall have deposited with the Trustee all required payments of the principal of (and premium and Make-Whole Amount, if any) and interest on and any Additional Amounts and any other amounts that may be payable in respect of the Debt Securities of such series (or of all Debt Securities then Outstanding under the Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or all Debt Securities then Outstanding under the Indenture, as the case may be) have been cured or waived as provided in the Indenture (Section
502). The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium and Make-Whole Amount, if any) or interest on and any Additional Amounts payable in respect of any Debt Security of such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

     The Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the Indenture; provided, however, that the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders (Section 601).

     The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of reasonable indemnity (Section 507). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof (Section 508).

     Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any series of Debt Securities then outstanding under the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 512).

     Within 120 days after the close of each fiscal year, the Company must deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof (Section 1009).

Modification of the Indenture

     Modifications and amendments of the Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of all outstanding Debt Securities which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest (or premium or Make-Whole Amount, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on or Additional Amounts payable in respect thereof, or any premium on redemption of, any such Debt Security, or change any obligation of the Company to pay Additional Amounts (except as provided in the Indenture), or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security (Section 902).

     The Holders of not less than a majority in principal amount of each series of Outstanding Debt Securities have the right to waive compliance by the Company with certain covenants in the Indenture (Section 1011).

     Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Company as obligor under the Indenture;
(ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in the Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interest of the Holders of the Debt Securities of any series in any material respect;
(v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Shares or Preferred Shares of the Company; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (ix) to cure any ambiguity, correct or supplement any provision which may be defective or inconsistent or make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series in any material respect; or (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect (Section 901).

     The Indenture provides that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;
(ii) the principal amount of a Debt Security denominated in a Foreign Currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above); (iii) the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of the Indenture; and (iv) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded (Section 101).

     The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series (Section 1501). A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture (Section 1502). Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section 1504).

     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting; and (ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section 1504).

Discharge, Defeasance and Covenant Defeasance

     The Company may discharge certain obligations to Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 1401).

     The Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series pursuant to
Section 301 of the Indenture, the Company may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (b) to be released from its obligations with respect to such Debt Securities under
Section 1004 to 1008, inclusive, of the Indenture (being the restrictions described under "Certain Covenants") or, if provided pursuant to Section 301 of the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by the Company with the Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Governmental Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture (Section 1404).

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101).

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (Section 1405). "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium or Make-Whole Amount, if any) and interest on any Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in U.S. dollars (Section 101).

     In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default, Notice and Waiver" with respect to Sections 1004 to 1008, inclusive, of the Indenture (which Sections would no longer be applicable to such Debt Securities) or described in clause (g) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

Conversion Rights

     The terms and conditions, if any, upon which the Debt Securities are convertible into Common Shares, Preferred Shares or Debt Securities of another series will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Common Shares, Preferred Shares or Debt Securities of another series, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities. To protect the Company's status as a REIT, a Holder may not convert any Debt Security, and such Debt Security shall not be convertible by any Holder, if as a result of such conversion any person would then be deemed to own, directly or indirectly, more than 9.8% of the Company's capital shares.

Global Securities

     The Debt Securities of a series may be issued in whole or in part in the form of one more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in Debt Securities represented by Global Securities.

                RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred share dividends for each of the last five fiscal years for the Company (including its predecessors in interest) are presented below. The ratio of earnings to fixed charges for the Company is computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred share dividends is computed by dividing earnings by the sum of fixed charges and preferred share dividend requirements.

     For purposes of computing these ratios, "earnings" have been calculated by adding fixed charges to net income (loss). "Fixed charges" consist of interest costs, the interest component of capitalized lease obligations, a portion of rental expense, other than on capitalized leases, estimated to represent the interest factor in such rental expense and the amortization of debt discounts and issue costs.

                      Camden Property Trust         Camden Predecessors
                   ------------------------------  -----------------------
                        Year Ended
                        December 31,   July 29 to  January 1   Year Ended
                   ------------------ December 31, to July 28, December 31,
                   1996(a) 1995  1994     1993       1993         1992
                   ------  ----  ----     ----       ----         ----
Ratio of earnings
to fixed charges    1.20x  1.35x 1.60x    3.27x      1.10x        0.88x

Dollar amount of
coverage
deficiency (in
thousands)                                                        $(778)

Ratio of earnings
to combined fixed
charges and
preferred share
dividends (b)       1.20x  1.35x 1.60x
____________________

(a) Earnings include a $(5,351,000) impact from the extinguishment of hedges upon debt refinancing. Excluding this impact, such ratios would be 1.44x.

(b) The ratio of earnings to combined fixed charges and preferred share dividends is the same as the ratio of earnings to fixed charges for fiscal years prior to 1994 as the Company had no preferred share dividends prior to 1994.


                          PLAN OF DISTRIBUTION

     The Company may sell Securities to or through one or more underwriters for public offering and sale, or may also sell Securities directly to other purchasers or through agents in exchange for cash or other consideration (including real properties) as may be specified in the applicable Prospectus Supplement. Direct sales to purchasers may also be accomplished through subscription rights distributed to the Company's shareholders. In connection with distribution of subscription rights to shareholders, if all of the underlying Securities are not subscribed for, the Company may sell such unsubscribed Securities directly to third parties or may engage the services of underwriters to sell such unsubscribed Securities to third parties as may be specified in the applicable Prospectus Supplement. Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable Prospectus Supplement.

        The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices (any of which may represent a discount from the prevailing market prices). The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Securities upon the terms and conditions set forth in the applicable Prospectus Supplement.

     In connection with the sale of Securities, underwriters may receive or be deemed to have received compensation from the Company or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions they receive from the Company, and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Common Shares which are listed on the NYSE. Any Common Shares sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. The Company may elect to list any series of Debt Securities or Preferred Shares on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Securities.

     Under agreements the Company may enter into, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, the Company in the ordinary course of business.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Each contract will be for an amount not less than, and the aggregate principal amount of Securities sold pursuant to contracts shall be not less or more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that (i) the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (ii) if the Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Securities less the principal amount thereof covered by contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                          LEGAL MATTERS

     Certain legal matters relating to the validity of the Securities will be passed upon for the Company by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., Dallas, Texas.

                             EXPERTS

     The consolidated financial statements and the related financial statement schedule of the Company as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                 PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering contemplated by this Registration Statement:

SEC Registration Fee . . . . . . . . . . . . . . . . . . . . . . $151,515
Blue Sky Fees and Expenses . . . . . . . . . . . . . . . . . . . . 10,000
Printing and Engraving Costs . . . . . . . . . . . . . . . . . . . 20,000
Accounting Fees and Expenses . . . . . . . . . . . . . . . . . . . 10,000
Legal Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . 50,000
Trustee and Registrar Fees . . . . . . . . . . . . . . . . . . . . 10,000
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . .  8,485
                                                                 --------
Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $260,000
                                                                 ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (B) of Section 9.20 of the Texas Real Estate Investment Trust Act, as amended (the "Act"), empowers a real estate investment trust to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that can lead to such an action, suit or proceeding because the person is or was a trust manager, officer, employee or agent of the real estate investment trust or is or was serving at the request of the real estate investment trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another real estate investment trust, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against expenses (including court costs and attorney fees), judgments, penalties, fines and settlements if he conducted himself in good faith and reasonably believed his conduct was in or not opposed to the best interests of the real estate investment trust and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     The Act further provides that, except to the extent otherwise permitted by the Act, a person may not be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or in which the person is found liable to the real estate investment trust. Indemnification pursuant to Subsection (B) of Section 9.20 of the Act is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

     Subsection (C) of Section 15.10 of the Act provides that a trust manager shall not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports, or statements, including financial statements and other financial data, concerning the real estate investment trust, that were prepared or presented by officers or employees of the real estate investment trust, legal counsel, public accountants, investment bankers, or certain other professionals, or a committee of trust manager of which the trust manager is not a member. In addition, no trust manager shall be liable to the real estate investment trust for any act, omission, loss, damage, or expense arising from the performance of his duty to a real estate investment trust, save only for his own willful misfeasance, willful malfeasance or gross negligence.

     Article Sixteen of the Company's Amended and Restated Declaration of Trust provides that the Company shall indemnify officers and Trust managers, as set forth below:

          (a) The Company shall indemnify, to the extent permitted by Texas law in accordance with the Company's Bylaws, every person who is or was a trust manager or officer of the Company or its corporate predecessor and any person who is or was serving at the request of the Company or its corporate predecessor as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

          (b) If the indemnification provided in paragraph (a) is either
(i) insufficient to cover all costs and expenses incurred by any person named in such paragraph as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named in such paragraph or (ii) not permitted by Texas law, the Company shall indemnify, to the fullest extent that indemnification is permitted by Texas law, every person who is or was a trust manager or officer of the Company or its corporate predecessor and any person who is or was serving at the request of the Company or its corporate predecessor as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

     The Company's Bylaws provide that the Company may indemnify any trust manager or officer of the Company who was, is or is threatened to be made a party to any suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, because the person is or was a trust manager, officer, employee or agent of the Company, or is or was serving at the request of the Company in the same or another capacity in another corporation or business association, against judgments, penalties, fines, settlements and reasonable expenses actually incurred if it is determined that the person: (i) conducted himself in good faith, (ii) reasonably believed that, in the case of conduct in his official capacity, his conduct was in the best interests of the Company, and that, in all other cases, his conduct was at least not opposed to the best interests of the Company, and
(iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided that, if the person is found liable to the Company, or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (A) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (B) will not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.

ITEM 16. EXHIBITS.

* 1.1    Form of Underwriting Agreement for Debt Securities
* 1.2    Form of Underwriting Agreement for Equity Securities
* 1.3    Form of Distribution Agreement for Medium-Term Notes
  4.1 Indenture for Senior Debt Securities, dated as of February 15, 1996, between the Company and U.S. Trust Company of Texas, N.A., as trustee (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated February 15, 1996 and incorporated herein by reference)
  4.2 First Supplemental Indenture dated as of February 15, 1996, between the Company and U.S. Trust Company of Texas, N.A., as trustee (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K dated February 15, 1996 and incorporated herein by reference)
* 4.3    Form of Senior Debt Security
* 4.4    Form of Fixed Rate Senior Medium-Term Note
* 4.5    Form of Floating Rate Senior Medium-Term Note
  4.6    Amended and Restated Declaration of Trust, as amended (filed as
         Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-12110) and incorporated herein by reference)
  4.7 Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K dated October 31, 1996 (File No. 1-12110) and incorporated herein by reference)
  4.8 Specimen certificate for Common Shares (filed as Exhibit 4.1 to the Company's Registration Statement on From S-11 filed September 15, 1993 (No. 33-68736) and incorporated herein by reference)
* 4.9    Form of Statement of Designation of Preferred Shares
* 4.10   Form of Preferred Share Certificate
* 4.11   Form of Securities Warrant Agreement
  5.1 Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. as to the legality of the securities being registered
  8.1 Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. as to certain tax matters
 12.1    Statement regarding computation of ratios
+23.1    Consent of Deloitte & Touche LLP
 23.2 Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included in Exhibit 5.1 hereto)
 23.3 Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included in Exhibit 8.1 hereto)
 24.1 Power of Attorney (included on signature page of original registration statement)
 25.1 Statement of Eligibility of Trustee for Senior Debt Securities (U.S. Trust Company of Texas, N.A.) on Form T-1

+ Filed herewith
* To be filed by amendment or incorporated by reference in connection with the offering of the Securities.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned Registrant hereby further undertakes to supplement the applicable prospectus supplement, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

  (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trust managers, directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 of this Registration Statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than in payment by the registrant of expenses incurred or paid by a trust manager, director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the registrant by such trust manager, director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 14th day of April, 1997.

                              CAMDEN PROPERTY TRUST

                        By:  /s/ G. Steven Dawson
                             ------------------------------
                             G. Steven Dawson
                             Senior Vice President-Finance, Chief Financial Officer, Treasurer and Assistant Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                        Date
--------------------    ----------------------------------   -------------


/s/ Richard J. Campo*   Chairman of the Board of Trust       April 14, 1997
--------------------    Managers and Chief Executive
Richard J. Campo        Officer
                        (Principal Executive Officer)

/s/ D. Keith Oden*      President, Chief Operating Officer   April 14, 1997
--------------------    and Trust Manager
D. Keith Oden

/s/ G. Steven Dawson    Senior Vice President-Finance,       April 14, 1997
--------------------    Chief Financial Officer, Treasurer
G. Steven Dawson        and Assistant Secretary
                        (Principal Financial and Accounting
                        Officer)

/s/ George R. Hrdlicka* Trust Manager                        April 14, 1997
--------------------
George R. Hrdlicka

/s/ F. Gardner Parker*  Trust Manager                        April 14, 1997
--------------------
F. Gardner Parker

/s/ Steven A. Webster*  Trust Manager                        April 14, 1997
--------------------
Steven A. Webster

*By: /s/ G. Steven Dawson
     --------------------
     G. Steven Dawson
     Attorney-in-Fact

                          EXHIBIT INDEX


Exhibit                                                        Sequentially
Number                                                        Numbered Page
----------                                                    -------------

 *1.1   Form of Underwriting Agreement for Debt Securities
 *1.2   Form of Underwriting Agreement for Equity Securities
 *1.3   Form of Distribution Agreement for Medium-Term Notes
  4.1   Indenture for Senior Debt Securities, dated as of
        February 15, 1996, between the Company and U.S. Trust Company of Texas, N.A., as trustee (filed as Exhibit
        4.1 to the Company's Current Report on Form 8-K dated February 15, 1996 and incorporated herein by reference)
  4.2 First Supplemental Indenture dated as of February 15, 1996, between the Company and U.S. Trust Company of
        Texas, N.A., as trustee (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K dated February 15, 1996 and incorporated herein by reference)
 *4.3   Form of Senior Debt Security
 *4.4   Form of Fixed Rate Senior Medium-Term Note
 *4.5   Form of Floating Rate Senior Medium-Term Note
  4.6 Amended and Restated Declaration of Trust, as amended (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-12110) and incorporated herein by reference)
  4.7   Amended and Restated Bylaws of the Company (filed as
        Exhibit 3.1 to the Company's Current Report on Form 8-K dated October 31, 1996 (File No. 1-12110) and incorporated herein by reference)
  4.8   Specimen certificate for Common Shares (filed as Exhibit
        4.1 to the Company's Registration Statement on From S-11 filed September 15, 1993 (No. 33-68736) and incorporated herein by reference)
 *4.9   Form of Statement of Designation of Preferred Shares
 *4.10  Form of Preferred Share Certificate
 *4.11  Form of Securities Warrant Agreement
  5.1   Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
        as to the legality of the securities being registered
  8.1   Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
        as to certain tax matters
 12.1   Statement regarding computation of ratios
+23.1   Consent of Deloitte & Touche LLP
 23.2 Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included in Exhibit 5.1 hereto)
 23.3 Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included in Exhibit 8.1 hereto)
 24.1 Power of Attorney (included on signature page of original registration statement)
 25.1 Statement of Eligibility of Trustee for Senior Debt Securities (U.S. Trust Company of Texas, N.A.) on Form T-1

+ Filed herewith
* To be filed by amendment or incorporated by reference in connection with the offering of the Securities.